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                                 March 28, 1995




SAFECO Corporation
SAFECO Plaza
4333 Brooklyn Avenue Northeast
Seattle, Washington  98185


Ladies and Gentlemen:

     In connection with registration under the Securities Act of 1933, as amended, of unsecured notes in the aggregate principal amount of $200,000,000 (the "Notes") of SAFECO Corporation (the "Company") and specifically with respect to the certain Registration Statement on Form S-3 (Registration No. 33-52863) and amendments thereto filed by the Company with the Securities and Exchange Commission for the purpose of such registration, you have asked us to render certain opinions in connection with the issuance of the Debt Securities.

     In connection with the opinions expressed below, we have examined and are familiar with:

     (a) the form of Trust Indenture between SAFECO Corporation, SAFECO Credit Company, Inc. and The Chase Manhattan Bank, N.A., as Trustee;

     (b) the form of Note filed as an exhibit to Form 8-K and incorporated by reference into the Registration Statement;

     (c) the resolutions of the Board of Directors of the Company pertaining to the offering of the Notes and the Registration Statement adopted at meetings of the Board on February 2, 1994; and

     (d) the Registration Statement and amendments 1, 2 and 3 thereto, the Prospectus and the Prospectus Supplement.

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SAFECO Corporation
March 28, 1995
Page 2


     Based upon the foregoing examination, and after consideration of applicable law, it is our opinion that the Notes have been duly authorized and, when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, conservatorship, rehabilitation and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit on Form 8-K and to the incorporation by reference of such opinion into the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ FOSTER PEPPER & SHEFELMAN
                                        ------------------------------------
                                        FOSTER PEPPER & SHEFELMAN


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